Exhibit 23.2

Ziv Haft Head Office: Arnot B1tu ach House Bldg. B 48 Dereh Menahem Begin Rd . Tel Aviv 66180, Israel www.bdo.co.il E-mail: bdo@bdo.co.il

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 13, 2018, relating to the financial statements of Enertec Systems 2001 Ltd. appearing in DPW Holdings, Inc.' s Current Report on Form 8-K filed on August 1,2018.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Ziv Haft Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

October 11, 2018